SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): May 10, 2011
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On May 10, 2011, Beazer Homes USA, Inc. issued a revised press release announcing results of operations for the three and six months ended March 31, 2011.
The revisions were related solely to accounting for the return of unvested shares of Company common stock. As previously disclosed, the Company had requested guidance from the Office of the Chief Accountant at the SEC prior to filing the Form 10-Q.
The change increased the benefit to other expense, net from $6.6 million to $6.8 million and eliminated stock compensation amortization expense of $0.9 million in selling, general and administrative expenses. The cumulative impact of the change, net of changes to income taxes, was a $0.8 million increase in net income or $.01 per share. No other changes were made to the previously provided financial information.
A copy of the press release is attached hereto as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Earnings Press Release dated May 10, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: May 10, 2011	By:	/s/ Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer